Exhibit 99.1

Press Release

National Mentor Holdings, Inc. Announces Fourth Quarter 2011

Results

BOSTON, Massachusetts, December 27, 2011– National Mentor Holdings, Inc. (the “Company”) today announced its financial results for the fourth quarter and fiscal year ended September 30, 2011.

Fourth Quarter Results

Revenue for the quarter ended September 30, 2011 was $271.5 million, an increase of $13.0 million, or 5.0%, over revenue for the quarter ended September 30, 2010. Revenue increased $9.6 million related to acquisitions that closed during and after the three months ended September 30, 2010 and $3.4 million related to organic growth, including growth related to new programs. Modest organic growth was achieved despite the negative impact of rate reductions in some states, including Oregon.

Income from operations for the quarter ended September 30, 2011 was $4.8 million, a decrease of $4.8 million as compared to income from operations for the quarter ended September 30, 2010. The operating margin was 1.8% for the quarter ended September 30, 2011, a decrease from 3.7% for the quarter ended September 30, 2010.

Net loss for the quarter ended September 30, 2011 was $14.5 million compared to net loss of $1.5 million for the quarter ended September 30, 2010. In addition to the factors noted below with respect to Adjusted EBITDA, other factors contributing to net loss included an increase in interest expense, an impairment charge related to indefinite lived trade names, an increase in loss from discontinued operations and an increase in depreciation and amortization expense.

Adjusted EBITDA(1) for the quarter ended September 30, 2011 was $26.4 million, a decrease of $2.2 million, or 7.6%, as compared to Adjusted EBITDA for the quarter ended September 30, 2010. Adjusted EBITDA was negatively impacted by an increase in direct labor costs as the Company increased staffing to prepare for growth opportunities, an increase in occupancy expense and the Company’s decision to pay a one-time cash bonus to direct care workers, $1.3 million of which was recorded in the fourth quarter. In addition, Adjusted EBITDA was negatively impacted by increased expense related to higher self-insured retentions and higher premiums for professional and general liability insurance, higher reserves for employment practices liability claims and rate reductions in some states, including Oregon.

(1)

Adjusted EBITDA is a non-GAAP financial performance measure used by management, which is net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. A reconciliation of Adjusted EBITDA to net loss is provided on page 6.

Fiscal Year Results

Revenue for the fiscal year ended September 30, 2011 (“fiscal 2011”) was $1,070.6 million, an increase of $59.1 million, or 5.8%, over revenue for the fiscal year ended September 30, 2010 (“fiscal 2010”). Revenue increased $43.0 million related to acquisitions that closed during and after fiscal 2010 and $16.1 million related to organic growth, including growth related to new programs. Modest organic growth was achieved despite the negative impact of rate reductions in several states, including Indiana, Oregon and Wisconsin.

Income from operations for fiscal 2011 was $35.2 million, a decrease of $9.5 million as compared to income from operations for fiscal 2010. The operating margin was 3.3% for fiscal 2011, a decrease from 4.4% for fiscal 2010.

Net loss for fiscal 2011 was $34.1 million compared to net loss of $6.9 million for fiscal 2010. In addition to the factors noted below with respect to Adjusted EBITDA, expenses related to the Company’s refinancing transactions contributed to net loss, partially offset by a gain recognized upon the repurchase of the Company’s investment in the notes issued by its indirect parent company, NMH Holdings, Inc. In addition, other factors contributing to net loss for fiscal 2011 included an increase in interest expense, an increase in depreciation and amortization expense, an impairment charge related to indefinite lived trade names; stock-based compensation expense related to the equity issuance in the third quarter; expense related to the restructuring of certain corporate and field functions, and expense for discretionary recognition bonuses in the second quarter.

Adjusted EBITDA(1) for fiscal 2011 was $113.9 million, an increase of $5.0 million, or 4.6%, as compared to Adjusted EBITDA for fiscal 2010. The increase in Adjusted EBITDA was the result of the increase in revenue noted above, as well as our on-going cost containment efforts. Partially offsetting this increase, Adjusted EBITDA was negatively impacted by increased occupancy expense, increased expense related to higher self-insured retentions and premiums for professional and general liability insurance, the Company’s decision to pay a one-time cash bonus to direct care workers totaling $3.8 million, rate reductions in several states, including Indiana, Oregon and Wisconsin and higher reserves for employment practices liability claims.

The reported results are available on the Company’s investor relations web site at www.tmnfinancials.com. The user name “mentor” and the password “results” are required in order to access this site. In addition, National Mentor Holdings, Inc. will hold a conference call Friday, January 6, 2012 at 11:00 a.m. EST to discuss its financial results. The call will be broadcast live on the web at www.tmnfinancials.com and at www.fulldisclosure.com. A rebroadcast of the call will be available on both web sites until 5:00 p.m. EST on Friday, January 13, 2012. Those wishing to participate in the January 6 conference call by telephone are required to email their name and affiliation to dwight.robson@thementornetwork.com for dial-in information.

National Mentor Holdings, Inc., which markets its services under the name The MENTOR Network, is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses; and to youth with emotional, behavioral and/or medically complex challenges. The MENTOR Network’s customized service plans offer its clients, as well as the payors for these services, an attractive, cost-effective alternative to health and human services provided in large, institutional settings. The MENTOR Network provides services to clients in 33 states.

* * * * * * * * * * *

From time to time, the Company may make forward-looking statements in its public disclosures. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, although they are inherently uncertain and difficult to predict. The forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such forward-looking statements, including the risks and uncertainties disclosed as Forward-Looking Statements and Risk Factors included in the Company’s filings with the Securities and Exchange Commission.

This press release includes presentations of Adjusted EBITDA because it is the primary measure used by management to assess financial performance. Adjusted EBITDA represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. Reconciliations of net income (loss) to Adjusted EBITDA are presented within the tables below. Adjusted EBITDA does not represent and should not be considered an alternative to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While Adjusted EBITDA is frequently used as a measure of financial performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

Selected Financial Highlights

($ in thousands)

(unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended September 30		Fiscal Year Ended September 30
	2011	2010	2011	2010
Statements of Operations Data:

Net revenue	$271,466	$258,448	$1,070,610	$1,011,469
Cost of revenue (exclusive of depreciation expense shown separately below)	211,697	199,015	829,032	776,656
General and administrative expenses	39,050	35,574	144,516	133,731
Depreciation and amortization	15,953	14,268	61,901	56,413

Income from operations	4,766	9,591	35,161	44,669
Management fee of related party	(319)	(366)	(1,271)	(1,208)
Other expense, net	(701)	7	(159)	(339)
Extinguishment of debt	—	—	(19,278)	—
Gain from available for sale investment security	—	—	3,018	—
Interest income	—	7	22	42
Interest income from related party	—	496	684	1,921
Interest expense	(19,768)	(11,696)	(61,718)	(46,693)

Loss from continuing operations before income taxes	(16,022)	(1,961)	(43,541)	(1,608)
Benefit for income taxes	(5,665)	(268)	(14,427)	(205)

Loss from continuing operations	(10,357)	(1,693)	(29,114)	(1,403)
(Loss) income from discontinued operations, net of tax	(4,161)	221	(5,028)	(5,464)

Net loss	$(14,518)	$(1,472)	$(34,142)	$(6,867)

Additional financial data:

Program rent expense	$7,970	$7,472	$31,994	$29,206
Adjusted EBITDA	$26,399	$28,583	$113,896	$108,882

Reconciliation of Non-GAAP Financial Measures

($ in thousands)

(unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended September 30		Fiscal Year Ended September 30
	2011	2010	2011	2010
Reconciliation from Net loss to Adjusted EBITDA:

Net loss	$(14,518)	$(1,472)	$(34,142)	$(6,867)
Loss (income) from discontinued operations, net of tax	4,161	(221)	5,028	5,464
Benefit for income taxes	(5,665)	(268)	(14,427)	(205)
Gain from available for sale investment security .	—	—	(3,018)	—
Interest income	—	(7)	(22)	(42)
Interest income from related party	—	(496)	(684)	(1,921)
Interest expense	19,768	11,696	61,718	46,693
Depreciation and amortization	15,953	14,268	61,901	56,413
Extinguishment of debt (1)	—	—	19,278	—
Noncash impairment charges (2)	5,993	—	5,993	—
Stock-based compensation (3)	166	39	3,675	677
Restructuring (4)	445	125	2,984	255
Discretionary recognition bonuses (5)	—	—	2,361	—
Management fee of related party (6)	319	366	1,271	1,208
Lease termination fee (7)	—	—	713	—
Acquisition expenses (8)	110	270	673	1,272
Claims made insurance liability (9)	375	2,339	580	2,339
Terminated transaction costs (10)	—	1,431	549	1,431
Predecessor company claims (11)	—	—	—	181
Loss (gain) on disposal of assets	92	161	(56)	560
Change in fair value of contingent consideration (12)	(800)	352	(479)	1,424

Adjusted EBITDA (13)	$26,399	$28,583	$113,896	$108,882

Selected Balance Sheet and Cash Flow Highlights

($ in thousands)

(unaudited)

	September 30,	September 30,
	As of
	September 30, 2011	September 30, 2010
Balance Sheet Data:
Cash and cash equivalents	$263	$26,448
Working capital (14)	12,028	34,904
Total assets	1,010,850	1,015,885
Total debt (15)	784,124	506,182
Net debt (16)	733,861	486,089
Shareholder’s equity	(31,123)	225,133

	September 30,	September 30,
	Fiscal Year Ended
	September 30, 2011	September 30, 2010
Other Financial Data :
Cash flows provided by (used in):
Operating activities	$30,199	$71,568
Investing activities	(82,542)	(64,846)
Financing activities	26,158	(3,924)

Purchases of property and equipment (including accrued property, plant and equipment)	(22,479)	(20,873)
Cash paid for acquisitions (including cash paid for contingent consideration)	(19,408)	(49,337)

(1)	Represents costs related to extinguish the old debt as part of the February 2011 refinancing, including tender premium and consent fees, financing costs and transaction costs.
(2)	Represents impairment charges associated with indefinite lived intangible assets and goodwill related to underperforming programs.
(3)	Represents non-cash stock-based compensation.
(4)	Represents costs incurred as part of the restructuring of corporate and certain field functions.
(5)	Represents payment of one-time discretionary bonuses in recognition of individuals’ contributions to enabling the successful closing of the refinancing transactions.
(6)	Represents management fees incurred for payment to Vestar Capital Partners V, L.P.
(7)	Represents an early lease termination fee incurred in conjunction with closing an underperforming program.
(8)	Represents external acquisition expenses.
(9)	Represents a charge to establish a reserve reflecting the total probable loss from incurred but not yet reported liability claims.
(10)	Represents consulting and legal costs related to a transaction which was not completed.
(11)	Represents adjustments for expenses related to professional and general liability insurance claims which occurred prior to the Merger on June 29, 2006.
(12)	Represents changes in fair value of contingent consideration arising from acquisitions.
(13)	Represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses.
(14)	Calculated as current assets minus current liabilities.
(15)	Includes obligations under capital leases.
(16)	Net debt as defined in the senior credit agreement (total debt, net of cash and cash equivalents and LOC restricted cash of $50 million).

CONTACT: Dwight Robson at 617-790-4293 or dwight.robson@thementornetwork.com.

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